Exhibit 99.1

Bristol-Myers Squibb and AstraZeneca Expand Diabetes Alliance Through Bristol-Myers

Squibb’s Acquisition of Amylin Pharmaceuticals

•	Strengthens Leadership Position of Successful Alliance in Growing Area of High Unmet Medical Need

•	Complements Current Portfolio Creating a More Comprehensive Disease Management Platform with the Addition of Novel GLP-1 Agonist Franchise

•	Adds Approved and Marketed Products for Type 2 Diabetes, including BYETTA® and BYDUREON™

(PRINCETON, N.J., LONDON, and SAN DIEGO, June 29, 2012) - Bristol-Myers Squibb Company (NYSE: BMY) and Amylin Pharmaceuticals, Inc. (NASDAQ: AMLN) announced today that Bristol-Myers Squibb will acquire Amylin for $31.00 per share in cash, pursuant to a cash tender offer and second step merger, or an aggregate purchase price of approximately $5.3 billion. The total value of the transaction, including Amylin’s net debt and a contractual payment obligation to Eli Lilly & Company, together totaling about $1.7 billion, is approximately $7 billion. The acquisition has been unanimously approved by the boards of directors of Bristol-Myers Squibb and Amylin. The board of directors of Amylin has unanimously recommended that Amylin’s stockholders tender their shares into the tender offer.

Bristol-Myers Squibb and AstraZeneca (LSE:AZN) announced today that, following the completion of Bristol-Myers Squibb’s acquisition of Amylin, the companies will enter into collaboration arrangements, based on the framework of the existing diabetes alliance, regarding the development and commercialization of Amylin’s portfolio of products. Following completion of Bristol-Myers Squibb’s acquisition of Amylin, AstraZeneca will make a payment to Amylin, as a wholly owned subsidiary of Bristol-Myers Squibb, in the amount of approximately $3.4 billion in cash. Profits and losses arising from the collaboration will be shared equally. In addition, AstraZeneca has the option, exercisable at its sole discretion following the closing of the acquisition, to establish equal governance rights over key strategic and financial decisions regarding the collaboration, upon the payment to Bristol-Myers Squibb of an additional $135 million. These collaboration arrangements have been approved by the boards of directors of Bristol-Myers Squibb and AstraZeneca.

Amylin is a biopharmaceutical company dedicated to the discovery, development and commercialization of innovative medicines for patients with diabetes and other metabolic diseases. Amylin’s primary focus is on the research, development and commercialization of a franchise of GLP-1 agonists, for the treatment of type 2 diabetes.

“Amylin’s innovative diabetes portfolio, talented people and state-of-the art manufacturing facility complement our long-standing leadership in metabolics,” said Lamberto Andreotti, chief executive officer, Bristol-Myers Squibb. “We are pleased to be able to strengthen the portfolio we have built to help patients with diabetes by building on the success Amylin has had with its GLP-1 franchise. The acquisition of Amylin by Bristol-Myers Squibb is also a unique way for Bristol-Myers Squibb and AstraZeneca to expand the alliance between the two companies, and it demonstrates Bristol-Myers Squibb’s innovative and targeted approach to partnerships and business development.”

Simon Lowth, interim chief executive officer of AstraZeneca, said: “This is a compelling proposition that will have an immediate positive impact on revenues and is fully in line with our stated partnering strategy to enhance top-line growth and strengthen our late stage pipeline. The broadening of our diabetes collaboration with Bristol-Myers Squibb is another important step towards creating a leadership position in the treatment of a disease with growing unmet medical need that is reaching epidemic proportions in many areas of the world. The combined development, regulatory and commercial strengths of the AstraZeneca and Bristol Myers-Squibb alliance for diabetes provides an excellent platform to unlock the potential of Amylin’s differentiated treatments for the benefit of patients worldwide and for our shareholders.”

“We are pleased to announce this transaction that provides substantial value for Amylin shareholders,” said Daniel M. Bradbury, president and chief executive officer of Amylin. “Over the last several months, our Board of Directors, with the assistance of our financial and legal advisors, has been actively engaged in a robust and thorough strategic process designed to maximize the value of our unique diabetes franchise. I strongly believe that we have accomplished that objective. Our recent U.S. launch of BYDUREON, the first ever once-weekly therapy for patients with type 2 diabetes, solidified our position as a driving force in the fight against this rising global epidemic. Importantly, this transaction with Bristol-Myers Squibb and their alliance with AstraZeneca provide the means to maximize the potential and impact of Amylin’s innovative diabetes therapies and reach more patients around the world with treatment options to help manage their disease. In addition, I would like to acknowledge and thank the dedicated employees of Amylin whose tireless efforts are responsible for creating the tremendous value that is being recognized today by two of the most respected companies in the pharmaceutical industry.”

Amylin’s assets include:

•

A GLP-1 agonist franchise, including two treatments for type 2 diabetes, BYETTA(exenatide) injection and BYDUREON (exenatide extended-release for injectable suspension/exenatide 2 mg powder and solvent for prolonged release suspension for injection), approved for use in both the U.S. and Europe, and a life-cycle management pipeline, including delivery devices and formulation improvements. The addition of the Amylin GLP-1 franchise complements Bristol-Myers Squibb’s and AstraZeneca’s current diabetes portfolio creating a comprehensive disease management platform;

•

Metreleptin, a leptin analog currently under review at the U.S. Food and Drug Administration (FDA) for the treatment of diabetes and/or hypertriglyceridemia (high levels of triglycerides in the bloodstream) in patients with rare forms of inherited or acquired lipodystrophy;

•	SYMLIN® (pramlintide acetate) injection an amylin analog, approved by the FDA for the treatment of type 1 and type 2 diabetes patients with inadequate glycemic control on meal-time insulin; and

•	A state-of-the-art sterile production facility in Ohio.

Under the terms of the definitive merger agreement between Bristol-Myers Squibb and Amylin, Bristol-Myers Squibb will commence a cash tender offer to purchase all of the outstanding shares of Amylin’s common stock for $31.00 per share. The closing of the tender offer is subject to customary terms and conditions, including the tender of a number of shares that constitutes at least a majority of Amylin’s outstanding shares of common stock, on a fully diluted basis, and expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The agreement also provides for the parties to effect, subject to customary conditions, a merger to be completed following the completion of the tender offer which would result in all shares not tendered in the tender offer being converted into the right to receive $31.00 per share in cash. The merger agreement contains a provision under which Amylin has agreed not to solicit any competing offers for the company. Bristol-Myers Squibb will finance the acquisition from its existing cash resources and credit facilities.

The companies expect the tender offer to close approximately thirty days after commencement of the tender offer.

Citi and Evercore are serving as financial advisers to Bristol-Myers Squibb in connection with the acquisition and Kirkland & Ellis LLP is its legal adviser. Bank of America Merrill Lynch is serving as financial adviser to AstraZeneca in connection with the transactions and Davis Polk & Wardwell LLP and Covington & Burling LLP are its legal advisers. Credit Suisse Securities (USA) LLC and Goldman Sachs & Co. are serving as financial advisers to Amylin in connection with the acquisition and Skadden, Arps, Slate, Meagher & Flom LLP is its legal adviser.

For Bristol-Myers Squibb, the transactions are expected to be dilutive to Non-GAAP earnings per share (EPS) in 2012 and 2013 by approximately $0.03, becoming slightly accretive starting in 2014 with meaningful accretion expected in the later part of the decade. The estimated Non-GAAP EPS impact excludes amortization of acquired intangible assets, restructuring costs and other costs associated with the transactions. Executives of Bristol-Myers Squibb will discuss the transactions during a conference call at 8:00 a.m. EDT on Monday, July 2, 2012. Investors and the general public are invited to listen by dialing 785-830-1925, confirmation code: 2561034.

Bristol-Myers Squibb Use of Non-GAAP Financial Information

This non-GAAP information is intended to enhance an investor’s overall understanding of the company’s financial performance and prospects for the future. This non-GAAP information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. There is no reasonably accessible or reliable comparable GAAP measure for this forward-looking information.

About Bristol-Myers and AstraZeneca Collaboration

Bristol-Myers Squibb and AstraZeneca entered into a collaboration in January 2007 to enable the companies to research, develop and commercialize select investigational drugs for type 2 diabetes. The Bristol-Myers Squibb/AstraZeneca diabetes collaboration is focused around ONGLYZA® (saxagliptin), part of the innovative class of DPP-4 inhibitors, KOMBIGLYZE® (saxagliptin and metfomin HCI extended-release) and FORXIGA® (dapagliflozin), an SGLT2 inhibitor, and is dedicated to global patient care, improving patient outcomes and creating a new vision for the treatment of diabetes. ONGLYZA has been submitted for regulatory approval in 93 countries and is approved in 77 countries including the US, Canada, Mexico, EU, India, Brazil and China. Dapagliflozin received a positive opinion from the CHMP in Europe in April 2012.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information, please visit http://www.bms.com or follow us on Twitter at http://twitter.com/bmsnews.

About AstraZeneca

AstraZeneca is a global, innovation-driven biopharmaceutical business with a primary focus on the discovery, development and commercialization of prescription medicines for gastrointestinal, cardiovascular, neuroscience, respiratory and inflammation, oncology and infectious disease. AstraZeneca operates in over 100 countries and its innovative medicines are used by millions of patients worldwide. For more information please visit: www.astrazeneca.com.

About Amylin

Amylin Pharmaceuticals is a biopharmaceutical company dedicated to improving lives of patients through the discovery, development, and commercialization of innovative medicines. Amylin is committed to delivering novel therapies that transform the way diabetes and other metabolic disorders are treated. Amylin is headquartered in San Diego, Calif. and has a commercial manufacturing facility in Ohio. More information about Amylin Pharmaceuticals is available at http://www.amylin.com.

Bristol-Myers Squibb Forward-Looking Statements

This press release contains “forward-looking statements” relating to the acquisition of Amylin by Bristol-Myers Squibb and the discovery, development and commercialization of certain biological compounds. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the acquisition will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition will be realized. The actual financial impact of this transaction may differ from the expected financial impact described in this press release. In addition, the compounds described in this release are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these compounds will be commercially successful. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2011, its Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Amylin’s Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than historical facts included in this press release, including statements regarding the timing and the closing of the tender offer and merger transactions; the ability of Bristol-Myers Squibb to complete the transactions considering the various closing conditions; and any assumptions underlying any of the foregoing, are forward looking statements. These intentions, expectations, or results may not be achieved in the future and various important factors could cause actual results or events to differ materially from the forward-looking statements that Amylin makes, including uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Amylin’s stockholders will tender their stock in the offer; the possibility that competing offers may be made; the possibility that various closing conditions to the transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; that there is a material adverse change of Amylin; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and in Amylin’s periodic reports filed with the Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

Any forward-looking statements speak only as of the date of this press release and Amylin undertakes no obligation to publicly revise any such statements to reflect events or circumstances that arise after the date of this press release. Amylin qualifies all of the information contained in this press release, and particularly these forward-looking statements, by these cautionary statements.

Additional Information and Where to Find It

The tender offer described in this press release has not yet commenced, and this press release is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Bristol-Myers Squibb Company (“Bristol-Myers Squibb”) will cause B&R Acquisition Company to file with the U.S. Securities and Exchange Commission (“SEC”) a tender offer statement on Schedule TO. Investors and Amylin Pharmaceuticals, Inc. (“Amylin”) stockholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Amylin with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a request to Bristol-Myers Squibb at www.bms.com or Office of the Corporate Secretary, 345 Park Avenue, New York, New York 10154-0037. A copy of the tender offer statement and the solicitation/recommendation statement will be made available to all stockholders of Amylin free of charge at www.amylin.com or by contacting Amylin Pharmaceuticals, Inc. at 9360 Towne Centre Drive, San Diego, California 92121, Telephone Number (858) 552-2200.

In addition to the offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, Bristol-Myers Squibb and Amylin file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Bristol-Myers Squibb or Amylin at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Bristol-Myers Squibb’s and Amylin’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Contacts

Bristol-Myers Squibb:Media: Jennifer Fron Mauer, 609-252-6579, jennifer.mauer@bms.com; Laura Hortas, 609-252-4587, laura.hortas@bms.com.

Investors: Teri Loxam, 609-252-3368, teri.loxam@bms.com; Timothy Power, 609-252-7509, timothy.power@bms.com.

AstraZeneca:

Media Enquiries

Esra Erkal-Paler	+44 20 7604 8030
Sarah Lindgreen	+44 20 7604 8033

Investor Enquiries UK
James Ward-Lilley	+44 20 7604 8122 mob: +44 7785 432613

Karl Hård	+44 20 7604 8123 mob: +44 7789 654364

Investor Enquiries US
Ed Seage	+1 302 886 4065 mob: +1 302 373 1361

Amylin:

Media: Alice Izzo, 858-642-7272, alice.izzo@amylin.com

Investors: Christine Everett-Zedelmayer, 858-458-8517, christine.everett@amylin.com